Exhibit 10.1

AMENDMENT NO. 6 TO THE CREDIT AGREEMENT

Dated as of April 12, 2010

THIS AMENDMENT NO. 6 TO THE CREDIT AGREEMENT (this “Amendment”) is entered into by and among LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Administrative Agent under the Credit Agreement referred to below (the “Agent”), ABITIBIBOWATER INC., a Delaware corporation (“Parent”), BOWATER INCORPORATED, a Delaware corporation (“Bowater”), BOWATER CANADIAN FOREST PRODUCTS INC. a Nova Scotia company (“Bowater Canada”, and together with the Parent and Bowater, the “Borrowers”), and each of the Lenders under the Credit Agreement referred to below (the “Lenders”).

PRELIMINARY STATEMENTS:

(1) Reference is made to that certain Senior Secured Superpriority Debtor In Possession Credit Agreement dated as of April 21, 2009, as amended or modified by Amendment No. 1 to the Credit Agreement dated as of June 5, 2009, Amendment No. 2 to the Credit Agreement dated as of June 24, 2009, Amendment No. 3 and Consent to the Credit Agreement dated as of August 31, 2009, Amendment No. 4 and Consent to the Credit Agreement dated as of December 4, 2009, and Consent and Waiver No. 5 dated as of January 6, 2010 (the “Credit Agreement”), in connection with the Cases (as defined therein) by and among the Borrowers, the guarantors from time to time party thereto, the Lenders and the Agent. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

(2) The parties hereto have agreed to amend the Credit Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments. Effective as of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 2 hereof:

(a) The defined term “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Maturity Date” means the earliest of (i) May 5, 2010; provided, however, that such date shall be extended to fifteen months following the Closing Date if, as of May 4, 2010, the Credit Parties shall have filed Reorganization Plans in the Cases; provided, further, that such date shall be extended to eighteen months following the Closing Date if, as of the last day of the fifteenth month following the Closing Date, the Credit Parties shall be using best efforts, as determined by the Required Lenders in their sole discretion, to pursue confirmation of the Reorganization Plans described in the first proviso of this clause and seeking entry of the Confirmation Order, (ii) the effective date of the Reorganization Plans and (iii) the acceleration of the loans and termination of the commitments hereunder.

(b) Section 2.12(c)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(i) if the Maturity Date is extended past May 5, 2010 pursuant to the definition of “Maturity Date” set forth in Section 1.01, the Borrowers shall pay an extension fee equal to 0.5% of the aggregate amount of Advances made by each Lender hereunder payable on May 5, 2010; and”.

SECTION 2. Condition Precedent. This Amendment shall become effective as of the date hereof when, and only when (a) the Agent shall have received counterparts of this Amendment executed by each of the parties hereto and (b) each Bankruptcy Court shall have entered an order approving this Amendment.

SECTION 3. Representations and Warranties of the Borrowers. Each of the Borrowers hereby represents and warrants to the Agent and the Lenders as follows:

(a) Subject to the terms of the DIP Financing Orders, the execution, delivery and performance by such Borrower of this Amendment and the Credit Agreement (as amended hereby), and the transactions contemplated hereby and thereby, are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) such Borrower’s charter or by-laws or (ii) any law or contractual restriction binding on or affecting such Borrower, and do not result in or require the creation of any Lien upon or with respect to any of its properties.

(b) Except as is required in connection with the Cases, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Amendment or the Credit Agreement (as amended hereby), or for the perfection of or the exercise by the Agent or any Lender of their respective rights and remedies under the Loan Documents (as amended hereby).

(c) Subject to the terms of the DIP Financing Orders, this Amendment and the Credit Agreement (as amended hereby) have been duly executed and delivered by such Borrower. This Amendment, together with the Credit Agreement (as amended hereby), are the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

(d) No Default or Event of Default as defined in any Loan Document has occurred and is continuing or would result from such Borrower’s execution, delivery, or performance of its obligations under this Amendment or any Loan Document (as amended hereby).

SECTION 4. Reference to and Effect on the Loan Documents, Etc.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) The Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Codes.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Very truly yours,

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Administrative Agent and Collateral Agent

By:	James D. Heaney
Name:	James D. Heaney
Title:	Managing Director

Required Lenders:

AVENUE INVESTMENTS, L.P., as a Lender

By:	Sonia Gardner
Name:	Sonia Gardner
Title:	General Partner

ODYSSEY AMERICA REINSURANCE CORPORATION, as a Lender

WENTWORTH INSURANCE COMPANY LTD., as a Lender

TIG INSURANCE COMPANY, as a Lender

THE NORTH RIVER INSURANCE COMPANY, as a Lender

By: Hamblin Watsa Investment Counsel Ltd., as Investment Manager for each of the foregoing

By:	Paul C. Rivett
Name:	Paul C. Rivett
Title:	Vice President and Chief Operating Officer

Borrowers:

ABITIBIBOWATER INC.

By:	William G. Harvey
Name:	William G. Harvey
Title:	Executive Vice President and Chief Financial Officer

BOWATER INCORPORATED

By:	William G. Harvey
Name:	William G. Harvey
Title:	Senior Vice President and Treasurer

BOWATER CANADIAN FOREST PRODUCTS INC.

By:	William G. Harvey
Name:	William G. Harvey
Title:	Vice President and Treasurer